SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                         WATSON WYATT & COMPANY HOLDINGS
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------

                    DELAWARE                                                      52-2211537
 (State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)
---------------------------------------------------------------------------------------------------------
        6707 Democracy Blvd., Suite 800                                                 20817
               Bethesda, Maryland

    (Address of Principal Executive Offices)                                         (Zip Code)

                         2000 LONG - TERM INCENTIVE PLAN
                            (Full title of the plans)
--------------------------------------------------------------------------------
                                  JOHN J. HALEY
                             CHIEF EXECUTIVE OFFICER
                         6707 DEMOCRACY BLVD., SUITE 800
                            BETHESDA, MARYLAND 20817
                                 (301) 581-4600
 (Name, address and telephone number, including area code, of agent for service)

                                 With a Copy To:
                          WALTER W. BARDENWERPER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         WATSON WYATT & COMPANY HOLDINGS
                              6707 DEMOCRACY BLVD.
                            BETHESDA, MARYLAND 20817
                                 (301) 581-4600
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                          Proposed maximum   Proposed maximum
     Title of securities        Amount to be registered    offering price       aggregate              Amount of
      to be registered                  (1)                 per share (2)    offering price(2)     registration fee (2)
-----------------------------------------------------------------------------------------------------------------------
  Class A Common                   4,500,000 shares             $16.32          $73,440,000             $19,388.16
 Stock, par value
  $0.01 per share
=======================================================================================================================

Notes:

(1) Represents shares authorized for issuance under the 2000 Long-Term Incentive Plan.

(2) Estimated under Rule 457(h) solely for the purposes of calculating the registration fee. Maximum offering price per share is computed, in accordance with Rule 457(c), on the basis of the market price of the class A common stock as of October 12, 2000.

PART I

ITEM 1.  PLAN INFORMATION.

      The documents containing the information specified in this Item will be sent or given to persons who are eligible for awards under the 2000 Long - Term Incentive Plan (the "2000 Long - Term Incentive Plan") of Watson Wyatt & Company Holdings, a Delaware corporation (the "Registrant"). These documents are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference in the Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Upon written or oral request, the Registrant shall furnish, without charge, the documents incorporated by reference to Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the
Section 10(a) Prospectus. Upon written or oral request, the Registrant will also furnish, without charge, other documents required to be delivered to employees under Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act"). Requests should be directed to Watson Wyatt & Company Holdings, 6707 Democracy Blvd., Suite 800, Bethesda, Maryland 20817, Attention: Walter W. Bardenwerper, Vice President and General Counsel (tel. (301) 581-4600).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been filed by the Registrant with the Commission are hereby incorporated by reference into this Registration
Statement:

            (a) The Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, dated October 11, 2000, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof; and

            (b) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      A description of the shares of class A common stock, par value $0.01 per share, is contained in the Registrant's Registration Statement on Form S-3, SEC File No. 333-94973, as amended, under the caption of "Description of Capital Stock, Certificate of Incorporation and Bylaws", which in turn is incorporated by reference in the Registrant's Form 8-A, filed October 4, 2000 (SEC file number 001-16159) pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), together with all amendments and reports filed with the Commission for the purposes of updating that description. Such information is incorporated herein by reference to such section of the Registration Statement on Form S-3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The Watson Wyatt & Company Holdings certificate of incorporation provides that no director, or person serving on a committee of the board of directors, shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

o for any breach of that director's duty of loyalty to Watson Wyatt & Company Holdings or its stockholders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o    under Section 174 of the DGCL; or

o for any transaction from which the director derived an improper personal benefit.

      The certificate of incorporation provides that the Company must indemnify directors, officers and employees against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, except:

o to the extent that such indemnification against a particular liability is expressly prohibited by applicable law;

o for a breach of such person's duty of loyalty to Watson Wyatt & Company Holdings or its stockholders;

o    for acts or omission not in good faith;

o    for intentional misconduct or a knowing violation of law; or

o for any transaction resulting in receipt by such person of an improper personal benefit.

      Such indemnification may include advances of expenses prior to the final disposition of such proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

   EXHIBIT
     NO.       IDENTIFICATION
     ---       --------------

     4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-3, filed September 14, 2000, as amended) (SEC file number 333-94973).

     4.2 Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-3, filed September 14, 2000, as amended) (SEC file number 333-94973).

     5.1       Opinion of Cadwalader, Wickersham & Taft.

    10.1 The 2000 Long - Term Incentive Plan (incorporated by reference to Annex D of the Registrant's Registration Statement on Form S-4, filed May 25, 2000, as amended) (SEC file number 333-94975).

    23.1 Consent of Cadwalader, Wickersham & Taft (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

    23.2       Consent of PricewaterhouseCoopers LLP.

    24.1 Power of Attorney (included as part of the signature page of this registration statement).


ITEM 9.  UNDERTAKINGS.

      The Registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on October 12, 2000 on its behalf by the undersigned, thereunto duly authored, in the City of Bethesda, State of Maryland.

October 12, 2000
                                    WATSON WYATT & COMPANY HOLDINGS


                                    /s/   JOHN J. HALEY
                                       ---------------------------------------
                                    Name: John J. Haley
                                    Title: President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John J. Haley and Walter Bardenwerper, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intent and purpose as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated:


            SIGNATURE                          TITLE                   DATE

/s/ JOHN J. HALEY                  President and Chief           October 12, 2000
------------------------------
     Name:  John J. Haley          Executive Officer

/s/ CARL D. MAUTZ                  Chief Financial Officer       October 13, 2000
------------------------------
     Name:  Carl D. Mautz          (Principal Financial Officer
                                   and Principal Accounting
                                   Officer)

/s/ THOMAS W. BARRATT              Director                      October 12, 2000
------------------------------
     Name:  Thomas W. Barratt

/s/ PAULA A. DE LISLE              Director                      October 13, 2000
------------------------------
     Name:  Paula A. DeLisle

/s/ BARBARA H. FRANKLIN            Director                      October 16, 2000
------------------------------
   Name:  Barbara H. Franklin

/s/ DAVID B. FRIEND, M.D.          Director                      October 13, 2000
------------------------------
   Name:  David B. Friend, M.D.

                                   Director                      October __, 2000
------------------------------
   Name:  John J. Gabarro

/s/ IRA T. KAY                     Director                      October 13, 2000
------------------------------
   Name:  Ira T. Kay

/s/ BRIAN E. KENNEDY               Director                      October 13, 2000
------------------------------
   Name:  Brian E. Kennedy

/s/ ERIC P. LOFGREN                Director                      October 12, 2000
------------------------------
   Name:  Eric P. Lofgren

/s/ ROBERT D. MASDING              Director                      October 12, 2000
------------------------------
   Name:   Robert D. Masding

/s/ R. MICHAEL MC CULLOUGH         Director                      October 16, 2000
------------------------------
   Name:  R. Michael McCullough

                                   Director                      October __, 2000
------------------------------
   Name:  Gail E. McKee

/s/ KEVIN L. MEEHAN                Director                      October 12, 2000
------------------------------
   Name:  Kevin L. Meehan

/s/ GILBERT T. RAY                 Director                      October 16, 2000
------------------------------
   Name:  Gilbert T. Ray

/s/ JOHN A. STEINBRUNNER           Director                      October 12, 2000
------------------------------
   Name:  John A. Steinbrunner

/s/ A. GRAHAME STOTT               Director                      October 13, 2000
------------------------------
   Name:  A. Grahame Stott

/s/ CHARLES P. WOOD, JR.           Director                      October 13, 2000
------------------------------
   Name:  Charles P. Wood, Jr.

                         WATSON WYATT & COMPANY HOLDINGS

                                    Form S-8

                                 CURRENT REPORT

                                  EXHIBIT INDEX

   EXHIBIT

     NO.       IDENTIFICATION
     ---       --------------

     4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-3, filed September 14, 2000, as amended)(SEC file number 333-94973).

     4.2 Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-3, filed September 14, 2000, as amended) (SEC file number 333-94973).

     5.1       Opinion of Cadwalader, Wickersham & Taft.

    10.1 The 2000 Long - Term Incentive Plan (incorporated by reference to Annex D of the Registrant's Registration Statement on Form S-4, filed May 25, 2000, as amended) (SEC file number 333-94575).

    23.1 Consent of Cadwalader, Wickersham & Taft (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

    23.2       Consent of PricewaterhouseCoopers LLP.

    24.1 Power of Attorney (included as part of the signature page of this registration statement).